EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders of Cyber Mark International Corp.


We consent to the incorporation by reference in this Registration Statement of Cyber Mark International Corp. (the "Company") on Form S-8, of our report dated April 11, 2001, appearing in the Annual Report on Form 10-KSB of the Company and its Subsidiaries for the year ended December 31, 2000.


/s/ Citrin Cooperman & Company, LLP
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Citrin Cooperman & Company, LLP



May 18, 2001